UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2020

MEDAVAIL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53298	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6665 Millcreek Dr. Unit 1,
Mississauga ON Canada
L5N 5M4
(Address of principal executive offices)
+1 (905) 812-0023
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDVL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant
(a)
On November 25, 2020, the Audit Committee of the Board of Directors (the “Audit Committee”), of MedAvail Holdings, Inc. (the “Company”) approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm, effective as of November 25, 2020.
As previously reported, on November 17, 2020, MedAvail Holdings, Inc. (f/k/a MYOS RENS Technology Inc.), a Delaware corporation (“MYOS”), consummated the previously announced business combination in accordance with the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of June 30, 2020 (the “Merger Agreement”), by and among the Company, MedAvail, Inc. (“MedAvail”), and Matrix Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub merged with and into MedAvail, with MedAvail surviving as a wholly-owned subsidiary of the Company (the “Merger”, and together with the other transactions contemplated by the Merger Agreement and the reincorporation of the Company from Nevada to Delaware, the “Business Combination”). The Business Combination was consummated on November 18, 2020. Prior to the completion of the Business Combination, Withum served as the independent registered public accounting firm of MYOS.
The reports of Withum on the Company’s financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that Withum’s audit reports dated March 24, 2020 on the December 31, 2019 consolidated financial statements and March 27, 2019 on the December 31, 2018 consolidated financial statements each contained an explanatory paragraph expressing substantial doubt regarding MYOS’s ability to continue as a going concern.
During the years ended December 31, 2019 and 2018, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between MYOS and Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Withum would have caused Withum to make reference thereto in its reports on the financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).
We delivered a copy of this Current Report on Form 8-K to Withum and requested that a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. Withum responded with a letter dated November 25, 2020, a copy of which is annexed hereto as Exhibit 16.1, stating that Withum agrees with the statements set forth above.
(b)
Also on November 25, 2020, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2020.
Prior to the completion of the Business Combination, PwC served as the independent auditors of MedAvail.
During the years ended December 31, 2019 and 2018, neither the Company, nor anyone on the Company’s behalf, consulted with PwC regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statement and Exhibits
(d) Exhibits

Exhibit No.	Description
16.1	Letter to the Securities and Exchange Commission from WithumSmith+Brown, PC, dated November 25, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAVAIL HOLDINGS, INC.

By:	/s/ Ed Kilroy
Ed Kilroy
Chief Executive Officer
Date: November 25, 2020